                          MASTER SERVICES AGREEMENT

         This Master Services Agreement (this "Agreement") is entered into effective as of January 6, 2000 ("Effective Date"), among Enron Energy Services, LLC, a Delaware limited liability company ("EES"), Enron Corp., an Oregon corporation ("Enron"), and EMW Energy Services Corp., a Delaware corporation (the "Company").

                                 WITNESSETH:

         WHEREAS, EES, the Company and certain other persons have entered into that certain Contribution and Subscription Agreement, dated as of December 23, 1999; and

         WHEREAS, in order to permit the Company an opportunity to develop internally its own services capability, EES and Enron (collectively the "Service Providers") have agreed to provide certain services to the Company on the terms and conditions set forth herein;

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in consideration of the premises and mutual covenants contained herein, EES, Enron and the Company agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         1.1 DEFINITIONS. The following capitalized terms shall be used in this Agreement with the meanings set forth in this Section 1.1:

         "ADMINISTRATIVE SERVICES" means those administrative services performed by the Dedicated Personnel in support of the Company's business.

         "BASELINE REPORTING SERVICES" means those services that EGA, in its normal course of business, provides in support of Enron's market liberalization agenda, including monitoring and reporting on state-by-state restructuring within the natural gas and electricity markets in the United States, and providing EGA's "Question and Answer Service" to provide feedback on the regulatory and political framework governing the natural gas and electric markets within such states.

         "CORE ADVOCACY SERVICES" means those services that EGA, in its normal course of business, provides in support of Enron's market liberalization agenda, including: (a) state legislative restructuring activity (electricity and natural gas); (b) generic public utility or public service commission ("PUC") activities (e.g., licensing); (c) federal legislative activities; (d) federal regulatory activities (e.g., Federal Energy Regulatory Commission); (e) environmental (e.g., disclosure requirements); (f) utility interface issues (e.g., Uniform Business Rules);
(g) state and local tax issues; (h) non-PUC administrative agency activity (e.g., environmental and consumer protection); (i) utility specific PUC processes (e.g., restructuring proceedings and general rate cases); and (j) market specific federal regulatory activities (e.g., NEPOOL and DesertStar).

         "CUSTOMER CARE SERVICES" means those services consisting of (a) switching the Company customers from their existing utilities or service provider to the Company and account set-up; and (b) meter, bill, collect and response functions, including applicable Internet services when available.

         "DEDICATED PERSONNEL" means those individuals listed on EXHIBIT C who are employees of one of the Service Providers and who will be assigned on a full time basis to provide Administrative Services to the Company.

         "EFFECTIVE DATE" has the meaning set forth in the introduction to this Agreement.

         "EGA" means Enron's Government Affairs department.

         "GENERAL CORPORATE SERVICES" means those corporate staff and support services referred to on EXHIBIT A; PROVIDED, HOWEVER, in no event shall the General Corporate Services include any legal services.

         "INCREMENTAL COMPANY SUPPORT SERVICES" means those services that EGA may agree to support with respect to a specific request from the Company for governmental or regulatory services on matters that EGA is not currently pursuing as part of EGA's Baseline Reporting Services or Core Advocacy Services.

         "PRIME RATE" shall mean, as of any date of determination, the interest rate published by The Wall Street Journal, Eastern Edition, on such day in its Money Rates section as the "Prime Rate"; PROVIDED that if no such rate is published on that day the interest rate published on the preceding day shall apply.

         "RISK MANAGEMENT CONSULTING SERVICES" means risk management consulting and hedging services, including quantifying price risks associated with the Company's portfolio of natural gas and electricity and the analysis of financial and derivative products with respect to such portfolio; the administration of hedging and position management programs to facilitate management and integration of physical and financial positions; and upon request of the Company, the proposal by EES for and, upon mutually agreed terms set forth in a written instrument, the provision of, financial products to manage the price risks to the Company. The foregoing Services are separate and distinct from the other risk management services being provided to the Company pursuant to the Master Firm Purchase & Sales Agreements for gas and electricity, respectively entered into as of the date hereof.

         "SERVICES" means the Risk Management Consulting Services, the Baseline Reporting Services, the Core Advocacy Services, the Incremental Company Support Services, the General Corporate Services, the Customer Care Services, and the Administrative Services.

         "TERM" shall have the meaning set forth in Section 3.1.

                                   ARTICLE II
                               CONSULTING SERVICES

         2.1 SERVICES. Subject to the terms and conditions of this Agreement, the Company hereby engages Service Providers as set forth below, on a non-exclusive basis, to provide the following services:

                  (a)      RISK MANAGEMENT CONSULTING SERVICES.

                           (i) For a period of twelve (12) months from the
                  Effective Date and without any charge therefor (other than with respect to the provision to the Company of any financial products, such as swaps, hedges, etc.), EES shall provide to the Company the Risk Management Consulting Services. In the event that an initial firm commitment underwritten public offering of shares of common stock of the Company registered under the Securities Act of 1933, as amended (an "IPO"), has not been consummated on or prior to twelve (12) months following the Effective Date, EES shall, at the option of the Company (as described below), continue to provide to the Company the Risk Management Consulting Services for an additional six (6) month period at EES' actual cost of providing such Services (including, but not limited to, an allocation of general and administrative costs and expenses, employee and employee benefit costs and expenses, and any out-of-pocket cost and expenses). The Company shall have a one-time option, but not the obligation, by providing written notice to EES at least thirty (30) days prior to the end of the initial twelve
                  (12) month or eighteen (18) month period, as provided above, to extend the Risk Management Consulting Services provided by EES to the Company for up to an additional three (3) year term on such terms and for such fees payable to EES as shall be mutually agreed in writing between the parties.

                           (ii) All Risk Management Consulting Services
                  provided by EES to the Company shall be provided on a consulting basis only, and EES shall have no obligation for the underlying position taken by the Company with respect to the Services or otherwise, or from consequences from the Company's implementation of any recommendations by EES.

                           (iii) EES shall not be required to register as a
                  commodities trading advisor or obtain any other registrations or qualifications in order to provide any Risk Management Consulting Services, and such Services may be limited in that regard.

                  (b) BASELINE REPORTING SERVICES AND CORE ADVOCACY SERVICES. For a period of three (3) years from the Effective Date and without any charge therefor, Enron shall provide to the Company the Baseline Reporting Services and the Core Advocacy Services; PROVIDED, HOWEVER, that in no event shall Enron or any affiliate thereof be required to register or to become licensed as a lobbyist in order to provide such Services, and such Services may be limited or restricted in that regard; and, PROVIDED FURTHER, that with respect to Core Advocacy Services, Enron, after consultation with the Company, (i) will only be required to provide the Core Advocacy Services of the type and in the jurisdictions that it is also providing for

         Enron, (ii) will not be required to take any position on behalf of the Company that Enron believes may conflict with Enron's interests, and (iii) reserves the right to determine the positions Enron will take with respect to each of those Services.

                  (c) INCREMENTAL COMPANY SUPPORT SERVICES. For a period of three (3) years from the Effective Date, the Company may request that Enron provide to the Company any Incremental Company Support Services, whereupon Enron and the Company shall seek to agree in writing on the terms and conditions of any such Services (including the payment to Enron therefor); PROVIDED, HOWEVER, that Enron shall have no obligation to provide any such Services if the provision of such Services would create a conflict of interest between or among Enron (or any of its affiliates) and the Company, or otherwise be commercially impractical (as between Enron and the Company) for Enron to provide such Services.

                  (d) GENERAL CORPORATE SERVICES. For a period of nine (9) months following the Effective Date and without any charge therefor, Service Providers shall provide or cause to be provided to the Company the General Corporate Services. In the event that an IPO has not been consummated on or prior to nine (9) months following the Effective Date, Service Providers shall, at the option of the Company (as described below), continue to provide to the Company the General Corporate Services for an additional six (6) month period at Service Providers' actual cost of providing such Services including, but not limited to, an allocation of general and administrative costs and expenses, employee and employee benefit costs and expenses, and any out-of-pocket cost and expenses (representative rates for specific General Corporate Services are set forth in EXHIBIT A). The Company shall have the option, by providing at least thirty (30) days' prior written notice to Service Providers, from time to time during the term the General Corporate Services are provided, to reduce the types of General Corporate Services provided by or on behalf of Service Providers, with a corresponding reduction to the allocated costs paid by the Company for such Services; PROVIDED that the effective date for any such reduction in General Corporate Services shall be on the first day of the calendar month in the month following the expiration of such thirty (30) day notice period.

                  (e)      CUSTOMER CARE SERVICES.

                           (i) From and after the Effective Date, EES shall
                  cause to be provided to the Company the Customer Care Services by subcontracting such Services to Computer Sciences Corporation ("CSC"). The Company shall pay EES for all Customer Care Services at EES' cost of providing such Services, which would be charged to the Company based on a pass-through basis.

                           (ii) Following the Effective Date, the Company
                  shall use commercially reasonable efforts to contract directly with CSC or any other person for the provision of Customer Care Services in lieu of the provision of such Services by or through EES.

                           (iii) The Company shall have the option, by
                  providing at least thirty (30) days' prior written notice to EES, to terminate the Customer Care Services provided by or on behalf of EES; and in any event EES' obligation to provide Customer Care Services shall terminate when the Company begins to receive comparable services from the provider selected pursuant to Section 2.1(e)(ii).

                  (f) ADMINISTRATIVE SERVICE. For a period of up to six (6) months following the Effective Date, Service Providers shall assign the Dedicated Personnel to provide Administrative Services to the Company, at Service Providers' actual cost of providing such Services including, but not limited to, an allocation of general and administrative costs and expenses, employee and employee benefit costs and expenses, and any out-of-pocket cost and expenses. If the Company hires any of the Dedicated Personnel, the Service Providers shall have no further obligation to provide the Administrative Services that were being performed by such Dedicated Personnel. The Company shall have the option, by providing at least thirty (30) days' prior written notice to Service Providers, to cease receiving Administrative Services from any Dedicated Personnel.

         2.2 CHANGE IN THE SCOPE OF SERVICES. The occurrence of (a) any event or transaction (other than events or transactions that are contemplated under the Contribution and Subscription Agreement or the Company's current business plan) which significantly increases or decreases the size and/or nature of the operations of the Company in a manner that affects the scope, manner, nature or quantity of the Services, or (b) any change in any local, state and federal laws, rules or regulations that affects the scope, manner, nature or quantity of the Services, shall be considered a change in the scope of services, and Service Providers and the Company shall promptly meet to negotiate and execute an equitable adjustment to the terms of this Agreement. Until the adjustment of the terms (including possibly payments) in connection with such change is agreed upon by the parties in writing, Service Providers shall have no obligation to provide any Services beyond the scope of services that was in effect under this Agreement prior to any change of the type described in either clause (a) or (b) of this Section 2.2.

         2.3 ACCESS TO INFORMATION. The Company shall provide Service Providers with access to any information pertaining to the Company's business which is necessary or appropriate to Service Providers' performance of its obligations under this Agreement. The Company hereby grants to Service Providers a non-transferable, royalty-free license to use the intellectual property of the Company solely for the limited purposes of providing the Services and the performance of Service Providers' obligations under this Agreement; provided that such license shall terminate upon the termination of all of the Services to be provided under this Agreement.

         2.4 SEPARATE BOOKS. Service Providers and the Company each agree to maintain separate books and records with respect to the Risk Management Consulting Services, Incremental Company Support Services, General Corporate Services, and Customer Care Services provided by Service Providers to the Company. Service Providers and the Company shall each have the right, during normal business hours, to inspect any and all such books and records of the other party to the extent necessary to substantiate the provision of such Services and allocation of costs billed to or paid by the Company for such Services.

         2.5 DISCONTINUANCE OF SERVICES. Except as otherwise provided pursuant to the proviso of Section 2.1(d) hereof, any Service to be provided hereunder may be discontinued upon at least thirty (30) days' prior written notice from the Company to Service Providers prior to the expiration of the applicable Term; PROVIDED, HOWEVER, that the Company shall remain liable (a) for any out-of-pocket expenses incurred by Service Providers or their affiliates in respect of such Services through the last day of the calendar month for which the termination of Services is effective, and (b) under any other written agreements entered into by the Company or any of its affiliates as contemplated herein.

         2.6 SERVICES LIMITED TO THE COMPANY. The Company shall not subcontract, sublicense or resell any Service provided hereunder to any other person other than subsidiaries or affiliates controlled by the Company. Except as provided in Non-competition Agreement of even date herewith among Enron, EES and the Company, Enron and EES shall not be restricted in any manner whatsoever from providing any services to other person's or entities which are the same as, similar to or different from the Services provided to the Company pursuant to this Agreement.

         2.7 PAYMENT FOR SERVICES. Commencing as of the month in which the Services commence and continuing with each calendar month thereafter during the Term (each, a "Billing Period"), with respect to those Services for which payment or reimbursement by the Company is due under the terms of this Agreement, Service Providers shall send to the Company an invoice for Services rendered or expenses incurred during such Billing Period. The Company shall pay the applicable Service Provider any amount payable not later than thirty (30) days after the end of the Billing Period for which such amount is due. Payments to be made to Service Providers under this Agreement shall be made by electronic funds transfer. Payments to Service Provider shall be made to the account designated by Service Provider or to such other account as to which Service Provider may notify the Company. Any amount payable under this Agreement which is not paid on or before the date due shall bear interest from the date due until paid at the Prime Rate. If the Company fails to pay the amount payable within the thirty (30) day period, and Service Provider provides written notice of such failure to pay, then if such failure to pay is not remedied within fifteen (15) days following such written notice, Service Provider shall have the right to discontinue providing such Services to the Company and shall be relieved of any further obligation to provide such Services until such failure to pay is cured; provided that if within such 15 day period, the Company (i) gives Service Provider written notice of a good faith dispute with respect to any amount due, (ii) describes the dispute in reasonable detail, and (iii) pays all undisputed amounts then due, the Company will not be considered in default of such disputed amount, but upon the resolution of such dispute the Company shall pay the amount due plus interest on that amount from the original due date until paid at the Prime Rate.

                                 ARTICLE III
                                     TERM

         3.1 TERM. The terms of the respective Services to be provided under this Agreement ("Term") shall commence on the Effective Date and shall automatically terminate without further action by any party (unless extended or sooner terminated in writing) in accordance with the provisions of Sections 2.1 and 2.5 of this Agreement.

                                 ARTICLE IV
                                  PERSONNEL

         4.1 SERVICE PROVIDER PERSONNEL. Service Providers shall provide all personnel required and appropriate to render the Services in accordance with the provisions of this Agreement. All personnel provided by Service Providers pursuant to this Agreement shall be Service Providers' employees, contractors or agents, and in no event shall such personnel be deemed employees of the Company. Service Providers may provide Services using Service Providers' permanent employees, contract employees or vendor employees as Service Providers shall deem appropriate for the work being performed.

         4.2 POLICIES AND PROCEDURES REGARDING SERVICE PROVIDERS PERSONNEL. Service Providers shall maintain such personnel policies, procedures and other administrative functions for personnel required to render the Services as are generally utilized by Service Providers in their respective businesses. Service Providers shall have full control over and responsibility for the assignment and performance of employees providing the Services to the Company and for the terms and conditions of employment of such employees including hiring, transferring, salary, wages, benefits, work, shift scheduling, disciplining and all other matters related to terms and conditions of employment. Service Providers shall comply with, and shall cause their respective employees to comply with, the Company's policies and procedures applicable to such personnel in connection with the performance of the Services.

         4.3 STAFFING. Service Providers shall make all staffing decisions necessary to perform the Services under this Agreement. Service Providers reserve the right to assign all Service Providers' personnel to perform the Services, and to replace or reassign such Service Providers personnel at any time with reasonable prior notice to the Company; provided, however, a Service Provider will not unilaterally reassign any of its personnel if such reassignment would significantly impair its ability to perform the Services. Service Providers' personnel may rotate between this engagement and other engagements of Service Providers. The Company may request that a Service Providers' employee assigned to perform under this Agreement be reassigned. Such request shall be made confidentially in writing to Service Providers and shall specify the reasons for the requested reassignment. Service Providers will use commercially reasonable efforts to reassign such employee, if, in Service Providers' reasonable discretion, such reassignment would not materially hinder Service Providers' ability to provide the Services under the terms of this Agreement.

         4.4 COMPANY AND SERVICE PROVIDERS REPRESENTATIVEs. The Company will, at all times when Service Providers are providing the Services, designate a representative or representatives of the Company available either by telephone, pager or in person to receive communications from Service Providers regarding the Services, as well as any other information. The initial Company representative (the "Company Representative") is named in EXHIBIT B. The Company will vest the Company Representative with sufficient responsibility and authority for necessary decisions or expenditures to facilitate the timely, responsible and effective rendering of the Services by Service Providers in accordance with the provisions of this Agreement, and Service Providers will rely on the Company Representative having such responsibility and authority. Similarly, Service Providers will, at all times when Service Providers are providing the Services, designate a representative or representatives of Service Providers available either by telephone, pager or in person to receive communications from the Company regarding the Services, as well as any other information. The initial Service Providers representatives (the "Service Providers Representatives") are named in EXHIBIT B. Service Providers will vest the Service Providers Representatives with sufficient responsibility and authority for necessary decisions or expenditures to facilitate the timely, responsible and effective rendering of the Services by Service Providers in accordance with the provisions of this Agreement, and the Company will rely on the Service Providers Representatives having such responsibility and authority.

         4.5 RECRUITMENT OF SERVICE PROVIDERS PERSONNEL. Each of the Company and the Service Providers acknowledge and agree that the Service Providers' employees have been acquired and trained by Service Providers at considerable expense to Service Providers and that the Service Providers employees are highly skilled in the Services provided. During the term for which any Services are provided under this Agreement and for a period of six (6) months following the termination of the last Services provided under this Agreement, the Company agrees that it shall not, without the advance written consent of the relevant Service Provider (which consent may be withheld for any reason), either directly or indirectly, or alone or in conjunction with any other person or entity, solicit, induce, recruit, aid or suggest to any Service Providers' employee to leave the employ of Service Providers, or terminate or violate any contractual or fiduciary duty owing to Service Providers. The foregoing restrictions shall not apply to (i) Dedicated Personnel, (ii) any general solicitation of employment that is not targeted solely to the Service Providers' employees, or (iii) any solicitation of a person who is no longer employed by a Service Provider.

                                    ARTICLE V
                  CONFIDENTIAL INFORMATION AND CONFIDENTIALITY

         5.1 CONFIDENTIAL INFORMATION. As used in this Agreement, the term "Confidential Information" shall mean the terms of this Agreement and all trade secrets or confidential or proprietary information designated as such in writing by either EES, Enron, or the Company (a "Disclosing Party") to the other (the "Recipient"), whether by letter or by the use of an appropriate proprietary stamp or legend, prior to or at the time any such trade secret or confidential or proprietary information is disclosed by the Disclosing Party to the Recipient. Notwithstanding the foregoing, information which is orally or visually disclosed or is disclosed in writing without an appropriate letter, proprietary stamp or legend shall constitute Confidential Information if the Disclosing Party (i) so indicates at the time of disclosure and (ii) within thirty (30) days after such disclosure, delivers to the Recipient a written document or documents describing such Confidential information and referencing the place and date of such oral, visual or written disclosure and the names of the employees or officers of the Recipient to whom such disclosure was made. The provisions of this Section 5.1 notwithstanding, Confidential Information shall not include any information to the extent it:

                  (a) is in the Recipient's possession at the time of disclosure otherwise than as a result of the Recipient's breach of any legal obligation;

                  (b) becomes known to the Recipient through disclosure by sources other than the Disclosing Party who are not legally prohibited from disclosing such Confidential Information;

                  (c) is independently developed by the Recipient without reference to or reliance upon the Disclosing Party's Confidential Information; or

                  (d) is required to be disclosed by the Recipient in the opinion of its legal counsel to comply with applicable laws, rules or regulations (including the rules of any stock exchange on which the Recipient's or its affiliates' securities are listed), PROVIDED that the Recipient provides prior written notice of such disclosure to the Disclosing Party and takes reasonable and lawful actions, as specified by and at the expense of the Disclosing Party, to avoid and/or minimize the extent of such disclosure.

         5.2 CONFIDENTIALITY. Each of EES, Enron and the Company shall hold the other party's Confidential Information in confidence and shall not disclose the other party's Confidential Information to any person except such of the Recipient's employees and agents who have a need to know such Confidential Information in the course of the performance of their duties for the Recipient and who are bound to preserve the confidentiality of the Confidential Information. The Recipient shall use Confidential Information only for the purpose for which it was disclosed and shall not otherwise use or exploit the Confidential Information for its own benefit or the benefit of another person without the prior written consent of the Disclosing Party. Each of EES, Enron and the Company shall take appropriate action by instruction or agreement with its employees and agents to satisfy its obligations under this Section 5.2.

         5.3 PUBLICITY. Neither EES, Enron nor the Company shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the terms hereof for dissemination to the general public without the prior written consent of the other parties. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal, state or local governmental authority or any stock exchange, except that the party who is required to make such announcement shall, whenever practicable, consult with the other parties concerning the content and timing of such announcement before such announcement is made.

                                   ARTICLE VI
                             COMPANY RESPONSIBILITIES

         6.1 DECISIONS OF THE COMPANY. The Company will be responsible to make all decisions regarding any recommendations made by Service Providers in providing the Services. In the event that the Company instructs Service Providers that the Company desires to follow any recommendation made by Service Providers, then Service Providers will use commercially reasonable efforts to implement such decision in accordance with Service Providers' recommendation and the Company's instruction.

         6.2 RESPONSIBILITIES OF THE COMPANY. The responsibilities and obligations of the Company under and pursuant to this Agreement include, but are not limited to, the following:

                  (a) LEGALITY AND LIABILITY OF TRANSACTIONS. The legality of all transactions with third parties will remain the responsibility of the Company, except for transactions entered into as a direct result of decisions made solely by Service Providers without the Company's knowledge. Service Providers and their affiliates assume no responsibility for performance either by third party suppliers of goods and services to the Company or by the Company under contracts or agreements, formal or informal, between the Company and third parties. Service Providers and their affiliates assume no liability for the performance or quality of any product or service purchased on behalf of the Company and the Company shall have no recourse against Service Providers or their affiliates with regard to such products or services. The Company shall retain all legal or equitable rights and remedies available to it as against any such third party.

                  (b) EQUIPMENT, HARDWARE AND SOFTWARE. To the extent that the Company requires Service Providers to provide the Services at the Company's facilities, the Company shall be responsible for obtaining, installing and maintaining all necessary equipment, hardware and software at the Company's facilities as reasonably notified and required by Service Providers to implement and execute the Services.

                  (c) MANAGEMENT ACTION. Upon reasonable request, the Company shall promptly make available to Service Providers copies of all management decisions, instructions, approvals, acceptances and such other information and assistance desired or required by Service Providers to perform their obligations under this Agreement.

                  (d) TAXES AND INTERESTS. The Company shall pay all taxes and interest related to or arising from Company transactions for which the Services are performed. In addition, the Company shall be solely responsible for the payment of any taxes and duties based upon the facilities, assets, Services and/or products provided by Service Providers or their affiliates arising from this Agreement.

                  (e) ACCOUNTING. The Company shall perform and control all accounting entries arising from Company transactions for which the Services are performed. Service Providers shall provide to the Company such reporting as reasonably necessary to create such accounting entries.

                  (f) INTERNAL CONTROLS AND POLICIES. The Company shall be solely responsible for establishing and maintaining effective internal control, accounting systems and policies with regard to all Company transactions executed in connection with or in performance of the Services. The Company shall timely communicate such internal controls and policies to Service Providers prior to performance of the Services by Service Providers.

         6.3 ACCESS. While the Services will be provided primarily from Service Providers' place of business, from time to time Service Providers may require access to and use of the Company's facilities, property and services in order to provide the Services. Beginning on the Effective Date, the Company shall, at the Company's sole expense, provide Service Providers with the use of, and with reasonable access to, the Company's facilities as may be required by Service Providers to perform the Services. The Company shall also provide to Service Providers, at the Company's expense, all utilities and the use of sufficient telephones, faxes, computers, copiers, office support services, and such other comparable services and resources as may be reasonably necessary to render the Services at the Company's facilities. Similarly, to the extent that the Company needs access to any facilities of the Service Providers in order to receive the Services, the Service Providers will provide the Company with reasonable access to its facilities for such purpose.

         6.4 RISK OF LOSS. At all times during the Term of any Services, the Company shall bear the risk of loss relating to the Services and the Company's businesses, all parts thereof, all materials and other goods intended to be or actually incorporated therein, and all other equipment, purchased for or in connection with the Services and the Company's businesses.

                                   ARTICLE VII
                  SERVICES WARRANTY AND LIMITATION OF LIABILITY

         7.1 WARRANTIES AND DISCLAIMERS AS TO SERVICES. WITH RESPECT TO ANY SERVICE PROVIDED HEREUNDER, SERVICE PROVIDERS EXPRESSLY DISCLAIM AND NEGATE ANY GUARANTY OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES COVERING FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR OTHERWISE.

         7.2 LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY PROVISION OF THIS AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, THE PARTIES AGREE THAT THE RECOVERY BY ANY PARTY HERETO OF ANY DAMAGES SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH BY THE OTHER PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR OBLIGATIONS OR ANY OTHER MATTER OR CLAIM UNDER THIS AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH SHALL BE LIMITED TO THE ACTUAL DAMAGES SUFFERED OR INCURRED BY SUCH PARTY, AND IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES EXCEPT TO THE EXTENT SUCH EXCLUDED DAMAGES CONSTITUTE PART OF A THIRD PARTY CLAIM SUFFERED OR INCURRED BY A PARTY FOR WHICH SUCH PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER.

                                   ARTICLE VIII
                                     DEFAULT

         8.1 DEFAULT BY COMPANY. The following shall constitute an event of default by the Company under this Agreement: (a) the Company continues to default in the payment of any of its monetary obligations under this Agreement for ten (10) business days after receiving written notice from Service Providers of such default, or (b) the Company fails to perform or observe any of its material non-monetary obligations contained herein within thirty (30) days after written notice from Service Providers of such failure; PROVIDED, HOWEVER, that if such performance or observance cannot reasonably be accomplished within such thirty (30) day period, a default shall not be deemed to have occurred if the Company begins to cure the breach within the thirty (30) day period and thereafter diligently and in good faith continues to pursue the cure of such breach until cured. Upon receiving written notice of any default, the Company will promptly use its reasonable efforts to cure such default as soon as practicable if it is capable of being cured.

         8.2 SERVICE PROVIDERS' REMEDIES. Subject to the terms of this Agreement (including, but not limited to, Article XI), Service Providers shall have the right, immediately after the occurrence of an event of default by the Company, to take the following actions, which are not exclusive but are cumulative: (a) seek monetary damages; (b) invoke any remedy allowed at law or in equity or otherwise; or (c) terminate this Agreement. Service Providers hereby waive any and all claims against the officers, directors, stockholders, employees, agents and representatives of the Company for all claims arising from a default by the Company under this Agreement.

         8.3 DEFAULT BY SERVICE PROVIDERS. The following shall constitute an event of default by Service Providers under this Agreement: (a) Service Providers continue to default in the payment of any of their monetary obligations under this Agreement for ten (10) business days after receiving written notice from the Company of such default; or (b) Service Providers fail to perform or observe any of their material non-monetary obligations within thirty (30) days after written notice from the Company of such failure; PROVIDED, HOWEVER, that if such performance or observance cannot reasonably be accomplished within such thirty (30) day period, a default shall not be deemed to have occurred if Service Providers begin to cure the breach within the thirty
(30) day period and diligently and in good faith continue to pursue the cure of the breach until cured. Upon receiving written notice of any default, the Service Providers will promptly use reasonable efforts to cure such default as soon as practicable if it is capable of being cured.

         8.4 COMPANY'S REMEDIES. Subject to the terms of this Agreement (including, but not limited to, Article XI), the Company has the right, immediately after the occurrence of an event of default by Service Providers, to take the following actions, which are not exclusive but are cumulative: (a) seek monetary damages; (b) invoke any remedy allowed at law or in equity or otherwise; or (c) terminate this Agreement. The Company hereby waives any and all claims against the officers, directors, stockholders, employees, agents and representatives of Service Providers for all claims arising from a default by Service Providers under this Agreement.

         8.5 SURVIVAL. The provisions of Section 2.7, Section 4.5, Sections 6.2(a) and (d), Section 6.4 and Articles V, VII, VIII, IX and XI hereof shall survive the termination of this Agreement for any reason.

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.1 SERVICE PROVIDERS' AGREEMENT TO INDEMNIFY. EES and Enron shall defend, indemnify and hold harmless the Company and the Company's subsidiaries, affiliates, officers, directors, employees, agents, successors and assigns from and against any and all suits, actions, claims, losses, demands, damages, liabilities, costs, and expenses of every kind, including costs and reasonable attorneys' fees that relate to or result from: (a) any personal injury, death, or damages to any person or property arising out of or related to the failure of EES or Enron to perform its obligations hereunder; (b) EES' or Enron's breach of or default under any provision of this Agreement; or (c) any unlawful acts of the employees of the Service Providers, or any acts or omissions of the employees of the Service Providers that are inconsistent with the policies of the Service Providers or constitute gross negligence, willful misconduct or bad faith.

         9.2 COMPANY'S AGREEMENT TO INDEMNIFY. The Company shall defend, indemnify and hold harmless EES, Enron, and EES' and Enron's subsidiaries, affiliates, officers, directors, employees, agents, successors and assigns from and against any and all suits, actions, claims, losses, demands, damages, liabilities, costs, and expenses of every kind, including costs and reasonable attorneys' fees that relate to or result from: (a) any personal injury, death, or damages to any person or property arising out of or related to the failure of the Company to perform its obligations hereunder; or (b) the Company's breach of or default under any provision of this Agreement; or (c) any unlawful acts of the employees of the Company, or any acts or omissions of the employees of the Company that are inconsistent with the policies of the Company or constitute gross negligence, willful misconduct or bad faith.

         9.3 CONDUCT OF CLAIMS. The party entitled to indemnification under this
Article IX (the "Indemnified Party") shall reasonably promptly, after the receipt of notice of any legal action or claim against such Indemnified Party in respect of which indemnification may be sought pursuant to this Article IX, notify the other Party (the "Indemnifying Party") of such action or claim. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such action or claim if the Indemnified Party knowingly fails to notify the Indemnifying Party thereof in accordance with the provisions of this Article IX in sufficient time to permit the Indemnifying Party to defend against such matter and to make a timely response thereto, including, without limitation, any responsive motion or answer to a complaint, petition, notice or other legal, equitable or administrative process relating to the action or claim, but only in so far as such knowing failure to notify the Indemnifying Party has actually resulted in prejudice or damage to the Indemnifying Party. In case any such action or claim shall be made or brought against the Indemnified Party, the Indemnifying Party may, or if so requested by the Indemnified Party shall, assume the defense thereof with counsel of its selection reasonably acceptable to the Indemnified Party and which shall be reasonably competent and experienced to defend the Indemnified Party. In such circumstances, the Indemnified Party shall (a) at no cost or expense to the Indemnified Party cooperate with the Indemnifying Party and provide the Indemnifying Party with such information and assistance as the Indemnifying Party shall reasonably request in connection with such action or claim and (b) at its own expense, have the right to participate and be represented by counsel of its own choice in any such action or with respect to any such claim. If the Indemnifying Party assumes the defense of the relevant claim or action, (i) the Indemnifying Party shall not be liable for any settlement thereof which is made without its consent and
(ii) the Indemnifying Party shall control the settlement of such claim or action; PROVIDED, HOWEVER, that the Indemnifying Party shall not conclude any settlement which requires any action or forbearance from action or payment or admission by the Indemnified Party or any of its affiliates without the prior written approval of the Indemnified Party. The obligations of an Indemnifying Party shall not extend to any loss, damage or expense of whatever kind and nature (including all related costs and expenses) to the extent the same results from the taking by the Indemnified Party of any action (unless required by law or applicable legal process) that prejudices the successful defense of the action or claim without, in any such case, the prior written consent of the Indemnifying Party (such consent not to be required in a case where the Indemnifying Party has not assumed the defense of the action or claim). The Indemnified Party agrees to afford the Indemnifying Party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities, asserting any claim or action against the Indemnified Party covered by the indemnity contained in this Article IX or conferences with representatives of or counsel for such person.

                                    ARTICLE X
                                     NOTICES

         10.1 Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

                           (i)      If to the Company, then to:

                                    EMW Energy Services Corp.
                                    c/o Enron Energy Services, LLC
                                    1400 Smith Street
                                    Houston, Texas  77002
                                    Attention:  General Counsel
                                    Facsimile:  (713) 646-2379

                           (ii)     If to EES, then to:

                                    Enron Energy Services, LLC
                                    1400 Smith Street
                                    Houston, Texas 77002
                                    Attention:  General Counsel
                                    Facsimile:  (713) 646-2379

                           (iii)    If to Enron, then to:

                                    Enron Corp.
                                    1400 Smith Street
                                    Houston, Texas 77002
                                    Attention:  General Counsel
                                    Facsimile:  (713) 853-3920

         10.2 Each such notice or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 10.1 (with confirmation of transmission), or (ii) if given by any other means, when delivered at the address specified in Section 10.1. Any party by notice given in accordance with this Article X to the other parties may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

                                   ARTICLE XI
                           GOVERNING LAW; ARBITRATION

         11.1 THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

         11.2 Any and all claims, counterclaims, demands, cause of action, disputes, controversies, and other matters in question arising under this Agreement or the alleged breach of any provision hereof (all of which are referred to herein as "Disputed Claims"), whether such Disputed Claims arise at law or in equity, under state or federal law, for damages or any other relief, shall be resolved by binding arbitration in the manner set forth on EXHIBIT D hereto.

                                   ARTICLE XII
                                   ASSIGNMENT

         12.1 ASSIGNMENT. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement may not be assigned (including by operation of law) by any party without the prior written consent of the other parties, and any purported assignment, unless so consented to, shall be void and without effect. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective permitted successors and assigns of any rights or benefits under or by reason of this Agreement, and no other party shall have any right to enforce any of the provisions of this Agreement.

                                  ARTICLE XIII
                                     GENERAL

         13.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between EES, Enron and the Company with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, among the parties with respect to the subject matter hereof. EES and Enron make no representations to the Company except as expressly set forth herein.

         13.2 FORCE MAJEURE. No party shall be liable for a delay in the performance of its obligations and responsibilities under this Agreement due to causes beyond its control, including, but not limited to, failures or delays in transportation or communication, failures or substitutions of equipment, labor disputes, accidents, shortages of labor, fuel, raw materials or equipment or technical failures, PROVIDED that the delayed party has taken reasonable measures to notify the other party in writing of the delay. The time for completion of any obligation to which this provision applies shall be extended for a period equivalent to the delay, PROVIDED, HOWEVER, that no such extension of performance shall require EES or Enron to provide the Services to the Company beyond the respective Terms contemplated in Section 2.1 hereof.

         13.3 WAIVER. This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by the parties hereto. The provisions hereof may only be waived in writing by the parties hereto. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         13.4 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term, provision, covenant or restriction is invalid, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         13.5 HEADINGS. Section headings are for reference purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

         13.6 RELATIONSHIP OF PARTIES. In the performance of the Services hereunder, EES and Enron will at all times be independent contractors, and this Agreement shall not constitute, nor be deemed to constitute, any party as an employee, agent, partner or joint venturer of any other party.

         13.7 NO THIRD PARTY BENEFICIARIES. The Agreement has been entered into for the sole benefit of the Company, EES, and Enron, and in no event shall any third party beneficiaries be created thereby.


                            (SIGNATURE PAGE FOLLOWS)

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year indicated above.


ENRON ENERGY SERVICES, LLC                 EMW ENERGY SERVICES CORP.


By:      /s/ MARK S. MULLER                By:      /s/ JIMMIE L. WILLIAMS
   ---------------------------                -----------------------------

Print:   Mark S. Muller                    Print:   Jimmie L. Williams
      ------------------------                   --------------------------

Title:   Sr. Vice President                Title:   Vice President
      ------------------------                   --------------------------

ENRON CORP.


By:      /s/ J. MARK METTS
   ------------------------------------------------------

Print:   J. Mark Metts
      ---------------------------------------------------

Title:   Executive Vice President--Corp. Development
      ---------------------------------------------------

                                   EXHIBIT A

             CORPORATE STAFF AND SERVICE GROUP
             ANALYSIS
             SUMMARY
             2000 OPERATING BUDGETS
             In thousands of dollars,
             except headcount

ENRON RC#    SAP COMPANY #901 ENRON              CHARGE BASES           2000 PLAN    TOTAL      METRIC
             PROPERTY CO.                                               ABSOLUTE $   ENRON
                                                                                     PLAN
-----------  -------------------------------     ---------------------- ------------------------------------------

581          Facility Maintenance                Enron Building Space
629          Corporate Security                  Enron Building Space                 $2 sq. ft.
898          Building Services                   Enron Building Space
2234         Facilities Operations               Enron Building Space
746          Office Services                     Enron Building Space
2455         Rent                                Enron Building Space                 $25 sq. ft.

75           EPCO Administration                 Actual Usage
566          Construction                        Actual Usage                         Capital
                                                                                      Expenditure
580          Facility Planning                   Actual Usage                         $25 per hour
692          Churn/Relocation                    Actual Usage                         $220 per person
703          Audio Visual & Locks                Actual Usage                         $40. Audio/$162. Per LCD /$5 Locks
2334         Bus/Parking Subsidy                 Actual Usage                         $45.50 Bus/$36.81 Travel Agency
                                                                                     (TAP)/
                                                                                              $38.76 Kellogg/Met parking/$
                                                                                     parking/$83.87 Clay parking
2441         ABS Utility                         Actual Usage                         $40. per hour
103          Shipping/Receiving                  Actual Usage                         $9.80 Fed Ex/reg incoming 1.25
                                                                                     per item
228          Copy Center                         Actual Usage                         $.04 per copy/$.07 color copies/4.20
                                                                                     per other jobs
             Forms Management                    Actual Usage                         $.21 per business card/.08 per
                                                                                     notepads/
             Graphic Services                    Actual Usage                         $52 per hour

492          Mail Center                         Work place allocation                $16.52 per person
2255         Convenience Copiers                 Work place allocation                Copier leases, maintenance, paper charges
                                                                                     based on % of occupancy
586          Concierge Services                  Work place allocation                $5.83 per person
             Cafeteria                           Work place allocation                $16.52 per
                                                                                     person

             COMPANY #426 ENRON SHARED
             SERVICES
             -------------------------------
2320         Stock Option Plan                   Grant Elections                     10.05%
451          Finance & Treasury                  % of Transactions                    ECM - Not in 2000 Plan
1411         Community Affairs                   Usage of Services                    Not in 2000 Plan
564          Tax                                 Usage of Services                   6.46%
0071         Drug & Alcohol Testing              % of Headcount                      7.86%
2242         Fair Employment Practice            % of Headcount                      8.48%
246          HR Support Services                 Usage of Services                   8.48%
2411         Insurance                           Prop Val/Rev/HC                      ECM - Not in 2000 Plan

             COMPANY #001 ENRON MANAGEMENT
             CO.
             -------------------------------
0208         Compensation/Benefits               % of Benefits                       8.48%
0647         Health Center                       % of DT HC                          11.97%
2454         Bodyshop/Wellness                   % of Benefits                       11.97%
2460         Employee Recreation                 % of Benefits                       11.97%


                                       18

             COMPANY #011 ENRON CORP
             -------------------------------
1140         Community Relations Program         % of Direct HC                      11.97%
1284         Community/Employee Events           % of Direct HC                      11.97%
658          Development & Training              % of Headcount                      9.22%
2397         Employee Communications             % of Total Employees                3.96%
319          VP-Compensation/Benefits Corporate  % of Headcount
             Support                             Allocation
1133         Marketing Affairs                   Usage of
                                                 Services/Allocation

----------------------------------------------------------------------------------------------
Headcount Used for Allocations
           Downtown                                                           646       5,399
           US                                                                 970      11,265
           US & Expat                                                         970      11,444
           Total                                                            1,080      27,300

Headcount Percentages
           Downtown                                                        11.97%     100.00%
           US                                                               8.61%     100.00%
           US & Expat                                                       8.48%     100.00%
           Total                                                            3.96%     100.00%

----------------------------------------------------------------------------------------------


             ----------------------------------------------------------
             Additional allocations not in
             original request
             Imputed Percentages
             ----------------------------------------------------------

                                    EXHIBIT B

                                 Representatives

The Initial Company Representative:
                                               Jim Badum
                                               Title: Managing Director
                                               Phone: 713-853-0462
                                               Pager: 800-651-1656


Initial Service Providers Representatives
                                               Rick Shapiro (Government Affairs)
                                               Title: Vice President
                                               Phone: 713-853-3407
                                               Pager: 888-740-9949

                                               John Echols  (Risk Management)
                                               Title: Sr. Vice President & CFO
                                               Phone: 713-853-3241
                                               Pager: 888-784-4814

                                               Lou Casari (G&A)
                                               Title: Vice President
                                               Phone:  713-843-4302
                                               Pager:  888-794-9735

                                    EXHIBIT C

                               DEDICATED PERSONNEL

Name                                Position               Representative Cost
----                                --------               -------------------
Li Doyle                            Marketing
Kristen Hand                        Marketing
Laurie Miller                       Marketing
John Henderson                      Risk Management
Susan Covino                        Regulatory
Lonnie Farr                         Technology / IT
Janette Smith                       Technology / IT
Les Wilson                          Technology / IT
Tim Vail                            Technology / IT
Melissa Barber                      Administration
Carmen Bernal                       Administration
Monica Butler                       Administration
Melissa Corley                      Administration
Tina Spiller                        Administration

                                    EXHIBIT D

                             ARBITRATION PROCEDURES

        (a) The parties to this Agreement agree that any dispute, controversy or claim that may arise between or among them in connection with or otherwise relating to this Agreement or the application, implementation, validity or breach of this Agreement or any provision of this Agreement (including, without limitation, claims based on contract, tort or statute), shall be finally, conclusively and exclusively settled by binding arbitration in Wilmington, Delaware in accordance with the commercial arbitration rules (the "Rules") of the American Arbitration Association or any successor thereto ("AAA") then in effect. The parties to this Agreement hereby expressly waive their right to seek remedies in court, including the right to trial by jury, with respect to any matter subject to arbitration pursuant to this Agreement. Any party to this Agreement may bring an action, including, without limitation, a summary or expedited proceeding in any court having jurisdiction, to compel arbitration of any dispute, controversy or claim to which the provisions hereof apply. Except with respect to the following provisions (the "Special Provisions") which shall apply with respect to any arbitration pursuant hereto, the initiation and conduct of arbitration shall be as set forth in the rules, which rules are incorporated in this Agreement by reference with the same effect as if they were set forth in this Agreement.

        (b) In the event of any inconsistency between the Rules and the Special Provisions, the Special Provisions shall control. Any references in the Rules to a sole arbitrator shall be deemed to refer to the tribunal of arbitrators provided for under paragraph (d) hereof.

        (c) The arbitration shall be administered by the AAA. If the AAA is unable or legally precluded from administering the arbitration, then the parties shall agree upon an alternative arbitration organization, provided that, if the parties cannot agree, such organization shall be selected by the Chief Judge of the United States District Court for the District which includes Wilmington, Delaware.

        (d) The arbitration shall be conducted by a tribunal of three (3) arbitrators. Within ten (10) days after arbitration is initiated pursuant to the Rules, the initiating party or parties (the "Claimant") shall send written notice to the other party or parties (the "Respondent"), with a copy to the office of the AAA having responsibility for Wilmington, Delaware, designating the first arbitrator (who shall not be a representative or agent of any party (i.e., shall be impartial and independent) but may or may not be an AAA panel member and, in any case, shall be reasonably believed by the Claimant to possess the requisite experience, education and expertise in respect of the matters to which the claim relates to enable such person to competently perform arbitral duties). With ten (10) days after receipt of such notice, the Respondent shall send written notice to the Claimant, with a copy to the office of the AAA having responsibility for Wilmington, Delaware and to the first arbitrator, designating the second arbitrator (who shall not be a representative or agent of any party (i.e., shall be impartial and independent) but may or may not be an AAA panel member and, in any case, shall be reasonably believed by the Respondent to possess the requisite experience, education and expertise in respect of the matters to which the claim relates to enable such person to competently perform arbitral duties). Within ten (10) days after such notice from the Respondent is received by the Claimant, the two designated arbitrators shall select any mutually agreeable third arbitrator. If the respective designated arbitrators of the Respondent and the Claimant cannot so agree within said ten (10) day period, then the third arbitrator will be determined pursuant to the Rules. Prior to commencement of the arbitration proceeding, each arbitrator shall have provided the parties with a resume outlining such arbitrator=s background and qualifications and shall confirm that such arbitrator is not and has not been a representative or agent of any of the parties. If any arbitrator shall die, fail to act, resign, become disqualified or otherwise cease to act, then the arbitration proceeding shall be delayed for fifteen (15) days and the party by or on behalf of whom such arbitrator was appointed shall be entitled to appoint a substitute arbitrator (meeting the qualifications set forth in this paragraph
(d) within such fifteen (15) day period; provided, however, that if the party by or on behalf of whom such arbitrator was appointed shall fail to appoint a substitute arbitrator within such fifteen (15) day period, the substitute arbitrator shall be a neutral arbitrator appointed by the AAA arbitrator within fifteen (15) days thereafter.

        (e) All arbitration hearings shall be commenced within ninety (90) days after arbitration is initiated pursuant to the Rules, unless, upon a showing of good cause by a party to the arbitration, the tribunal of arbitrators permits the extension of the commencement of such hearing; provided, however, that any such extension shall not be longer than sixty (60) days.

        (f) All claims presented for arbitration shall be particularly identified and the parties to the arbitration shall each prepare a statement of their position with recommended courses of action. These statements of position and recommended courses of action shall be submitted to the tribunal of arbitrators chosen as provided hereinabove for binding decision. The tribunal of arbitrators shall not be empowered to make decisions beyond the scope of the position papers.

        (g) The arbitration proceeding will be governed by the substantive laws of the State of Delaware and will be conducted in accordance with such procedures as shall be fixed for such purpose by the tribunal of arbitrators, except that (i) discovery in connection with any arbitration proceeding shall be conducted in accordance with the Federal Rules of Civil Procedure and applicable case law, (ii) the tribunal of arbitrators shall have the power to compel discovery, and (iii) unless the parties otherwise agree and except as may be provided herein, the arbitration shall be governed by the Federal Arbitration Act, 9 U.S. Sections 1-16, to the exclusion of any provision of state law or other applicable law or procedure inconsistent therewith or which would produce a different result. The parties shall preserve their right to assert and to avail themselves of the attorney-client and attorney-work product privileges, and any other privileges to which they may be entitled pursuant to applicable law. No party to the arbitration or any arbitrator may compel or require mediation and/or settlement conferences without the prior written consent of all such parties.

        (h) The tribunal of arbitrators shall make an arbitration award as soon as possible after the later of the close of evidence or the submission of final briefs, and in all cases the award shall be made not later than thirty (30) days following submission of the matter. The finding and decision of a majority of the arbitrators shall be final and shall be binding upon the parties. Judgment upon the arbitration award or decision may be entered in any court having jurisdiction thereof or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The tribunal of arbitrators shall have the authority to assess liability for pre-award and post-award interest on the claims, attorneys= fees, expert witness fees and all other expenses of arbitration as such arbitrators shall deem appropriate. Unless otherwise agreed by the parties, the arbitration award shall include findings of fact and conclusions of law. IT IS EXPRESSLY AGREED THAT NOTWITHSTANDING
ANY OTHER PROVISION HEREIN TO THE CONTRARY, THE ARBITRATORS SHALL HAVE ABSOLUTELY NO AUTHORITY TO AWARD CONSEQUENTIAL DAMAGES (SUCH AS LOSS OF PROFIT), TREBLE, EXEMPLARY OR PUNITIVE DAMAGES OF ANY TYPE UNDER ANY CIRCUMSTANCES REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER DELAWARE LAW, THE LAW OF ANY OTHER STATE, OR FEDERAL LAW OR UNDER ANY RULES
OF ARBITRATION.

        (i) Notwithstanding any provision herein to the contrary, nothing herein shall be construed to require arbitration of a claim or dispute brought by a person who is not a party to this Agreement, or affect the ability of any party to interplead or otherwise join another party in a proceeding brought by a person who is not a party to this Agreement.

        (j) EACH PARTY UNDERSTANDS THAT THIS AGREEMENT CONTAINS AN AGREEMENT TO ARBITRATE WITH RESPECT TO ANY DISPUTE OR NEED OF INTERPRETATION OF THIS AGREEMENT. AFTER SIGNING THIS AGREEMENT, EACH PARTY UNDERSTANDS THAT IT WILL NOT BE ABLE TO BRING A LAWSUIT GOVERNING ANY DISPUTE THAT MAY ARISE WHICH IS COVERED BY THE ARBITRATION PROVISION, EXCEPT TO COMPEL ARBITRATION OR SEEK INJUNCTIVE RELIEF. INSTEAD, EACH PARTY AGREES TO SUBMIT ANY SUCH DISPUTE TO ARBITRATION.